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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-86454, Form S-8 No. 333-86290, Form S-8 No. 33-93856, Form S-8 No. 333-53775, Form S-8 No. 33-93844, Form S-8 No. 333-86523
and Form S-8 No. 333-86511 of Interpore International, Inc. of our report dated February 4, 1998 (except for Note 11 to the consolidated financial statements for which the date is February 11, 1998), relating to the consolidated financial statements and financial statement schedule of Cross Medical Products, Inc. and Subsidiary which appears in this Form 10-K.

                                        /s/ PricewaterhouseCoopers L.L.P.

Columbus, Ohio
March 13, 2000